Exhibit 21

Subsidiaries of the Registrant: Consolidated-Tomoka Land Co.

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	93.475	(1)
Indigo Development LLC	Florida	100.0
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0
Tomoka Ag Inc.	Florida		(2)
Tomoka Operating Properties LLC	Florida		(3)
Tomoka Encantado LLC	Florida		(4)
Indigo Grand Champion One LLC	Florida	100.0	(5)
Indigo Grand Champion Two LLC	Florida	100.0	(5)
Indigo Grand Champion Three LLC	Florida	100.0	(5)
Indigo Grand Champion Four LLC	Florida	100.0	(5)
Indigo Grand Champion Five LLC	Florida	100.0	(5)
Indigo Grand Champion Six LLC	Florida	100.0	(5)
Indigo Grand Champion Seven LLC	Florida	100.0	(5)
Indigo Grand Champion Eight LLC	Florida	100.0	(5)
Indigo Grand Champion Nine LLC	Florida	100.0	(5)
Indigo Grand Champion Ten LLC	Florida	100.0	(5)
Indigo Boulder LLC	Florida	100.0	(6)
Indigo Clermont LLC	Florida	100.0	(6)
Indigo Henry LLC	Florida	100.0
Indigo Mallard Creek LLC	Florida	100.0	(6)
Indigo Melbourne LLC	Florida	100.0	(6)
Indigo Sanford LLC	Florida	100.0	(6)
Bluebird North La Habra LLC(7)	Delaware	100.0	(6)
Bluebird North Los Alamitos LLC(7)	Delaware	100.0	(6)
Bluebird North Walnut LLC(7)	Delaware	100.0	(6)
Bluebird North Yorba Linda LLC(7)	Delaware	100.0	(6)

(1)

Consolidated-Tomoka Land Co. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.

(2)	Tomoka Ag Inc. is 100% owned by Indigo Group Inc.
(3)	Consolidated-Tomoka Land Co. is the Managing Member.
(4)	Tomoka Operating Properties LLC is the Managing Member.
(5)	Palms Del Mar Inc. is the Managing Member.
(6)	Indigo Development LLC is the Managing Member.
(7)	These entities were formed in connection with an acquisition that took place on January 3, 2013.

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.